Exhibit 99.1

ATLANTA BRAVES HOLDINGS REPORTS
SECOND QUARTER 2024 FINANCIAL RESULTS

Englewood, Colorado, August 8, 2024 – Atlanta Braves Holdings, Inc. (“ABH”) (Nasdaq: BATRA, BATRK) today reported second quarter 2024 results.

Headlines include:

●	Total revenue grew 5% to $283 million in second quarter
o	Baseball revenue up 4% to $266 million
o	Mixed-use development revenue up 11% to $17 million
●	Operating income up 28% to $25 million and Adjusted OIBDA(1) up 9% to $46 million in second quarter
●	Announced new and expanded seating options at Truist Park to open ahead of 2025 season as part of commitment to enhance fan experience

Discussion of Results

	Three months ended			Six months ended
	June 30,			June 30,
	2023	2024	% Change	2023	2024	% Change

	amounts in thousands			amounts in thousands
Baseball revenue	$254,935	$266,001	4%	$272,496	$287,971	6%
Mixed-use development revenue	15,188	16,875	11%	28,599	31,985	12%
Total revenue	270,123	282,876	5%	301,095	319,956	6%
Operating costs and expenses:
Baseball operating costs	(195,458)	(205,070)	(5)%	(232,229)	(250,277)	(8)%
Mixed-use development costs	(2,273)	(2,410)	(6)%	(4,204)	(4,663)	(11)%
Selling, general and administrative, excluding stock-based compensation	(30,522)	(29,646)	3%	(54,179)	(53,020)	2%
Adjusted OIBDA	$41,870	$45,750	9%	$10,483	$11,996	14%

Operating income (loss)	$19,467	$24,936	28%	$(29,790)	$(27,419)	8%

Regular season home games in period	43	40		43	40

Unless otherwise noted, the following discussion compares financial information for the three months ended June 30, 2024 to the same period in 2023.

Baseball revenue is derived from two primary sources on an annual basis: (i) baseball event revenue (ticket sales, concessions, advertising sponsorships, suites and premium seat fees) and (ii) broadcasting revenue (national and local broadcast rights). Mixed-use development revenue is derived from the Battery Atlanta mixed-use facilities and primarily includes rental income.

The following table disaggregates revenue by segment and by source:

	Three months ended			Six months ended
	June 30,			June 30,
	2023	2024	% Change	2023	2024	% Change

	amounts in thousands			amounts in thousands
Baseball:
Baseball event	$162,368	$171,350	6%	$163,486	$172,518	6%
Broadcasting	68,558	70,950	3%	69,449	73,051	5%
Retail and licensing	19,747	19,624	(1)%	24,122	25,277	5%
Other	4,262	4,077	(4)%	15,439	17,125	11%
Baseball revenue	254,935	266,001	4%	272,496	287,971	6%
Mixed-use development	15,188	16,875	11%	28,599	31,985	12%
Total revenue	$270,123	$282,876	5%	$301,095	$319,956	6%

There were 40 home games played in the second quarter of 2024 compared to 43 home games in the prior year period.

Baseball revenue increased 4% in the second quarter due to growth in baseball event and broadcasting revenue. Baseball event revenue grew primarily due to new sponsorship agreements and contractual rate increases on season tickets and existing sponsorship contracts, partially offset by fewer regular season home games. Broadcasting revenue increased primarily due to more regular season games played (home and away) as well as contractual rate increases. Mixed-use development revenue grew 11% during the second quarter due to increases in rental income related to tenant recoveries and higher parking revenue.

Operating income and Adjusted OIBDA increased in the second quarter as revenue growth more than offset increased baseball operating costs. Baseball operating costs increased due to higher player salaries, increases under MLB’s revenue sharing plan and increased minor league team and player expenses, partially offset by lower variable concessions and retail expenses driven by fewer regular season home games. Selling, general and administrative expense was relatively flat in the second quarter.

FOOTNOTES

1)	For a definition of Adjusted OIBDA (as defined by ABH) and the applicable reconciliation, see the accompanying schedule.

Important Notice: Atlanta Braves Holdings, Inc. (Nasdaq: BATRA, BATRK) will be available to answer questions on Liberty Media’s earnings conference call which will begin at 10:00 a.m. (E.T.) on August 8, 2024. The call can be accessed by dialing (877) 704-2829 or (215) 268-9864, passcode 13742818 at least 10 minutes prior to the start time. The call will also be broadcast live across the Internet and archived on our website. To access the webcast go to https://www.bravesholdings.com/investors/news-events/ir-calendar. Links to this press release will also be available on the ABH website.

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about business strategies, product and marketing strategies, future financial performance and prospects and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, ABH’s historical financial information not being representative of its future financial position, results of operations, or cash flows, ABH’s ability to recognize anticipated benefits from the Split-Off, possible changes in the regulatory and competitive environment in which ABH operates (including an expansion of MLB), the unfavorable outcome of pending or future litigation, operational risks of ABH and its business affiliates, including operations outside of the U.S., ABH’s indebtedness and its ability to obtain additional financing on acceptable terms and cash in amounts sufficient to service debt and other financial obligations, tax matters, ABH’s ability to use net operating loss and disallowed business interest carryforwards, compliance with government regulations and potential adverse outcomes of regulatory proceedings, changes in the nature of key strategic relationships with broadcasters, partners, vendors and joint venturers, the impact of organized labor, the performance and management of the mixed-use development, disruptions in ABH’s information systems and information system security, ABH’s use and protection of personal data and the impact of inflation and weak economic conditions on consumer demand. These forward-looking statements speak only as of the date of this press release, and ABH expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in ABH’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of ABH, including the most recently filed Forms 10-K and 10-Q, for additional information about ABH and about the risks and uncertainties related to ABH’s business which may affect the statements made in this press release.

Contact: Shane Kleinstein (720) 875-5432

NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTAL DISCLOSURES

SCHEDULE 1: Reconciliation of Adjusted OIBDA to Operating Income (Loss)

To provide investors with additional information regarding our financial results, this press release includes a presentation of Adjusted OIBDA, which is a non-GAAP financial measure, for ABH together with reconciliations to operating income, as determined under GAAP. ABH defines Adjusted OIBDA as operating income (loss) plus depreciation and amortization, stock-based compensation, separately reported litigation settlements, restructuring, acquisition and impairment charges.

ABH believes Adjusted OIBDA is an important indicator of the operational strength and performance of its businesses by identifying those items that are not directly a reflection of each business’ performance or indicative of ongoing business trends. In addition, this measure allows management to view operating results and perform analytical comparisons and benchmarking between businesses and identify strategies to improve performance. Because Adjusted OIBDA is used as a measure of operating performance, ABH views operating income as the most directly comparable GAAP measure. Adjusted OIBDA is not meant to replace or supersede operating income or any other GAAP measure, but rather to supplement such GAAP measures in order to present investors with the same information that ABH management considers in assessing the results of operations and performance of its assets.

The following table provides a reconciliation of Adjusted OIBDA for ABH to operating income (loss) calculated in accordance with GAAP for the three and six months ended June 30, 2023 and June 30, 2024.

	Three months ended		Six months ended
	June 30,		June 30,
(amounts in thousands)	2023	2024	2023	2024
Operating income (loss)	$19,467	$24,936	$(29,790)	$(27,419)
Stock-based compensation	3,153	3,705	6,344	7,424
Depreciation and amortization	19,250	17,109	33,929	31,991
Adjusted OIBDA	$41,870	$45,750	$10,483	$11,996
Baseball	$37,183	$37,391	$1,348	$(4,325)
Mixed-use development	10,166	11,509	19,319	21,442
Corporate and other	(5,479)	(3,150)	(10,184)	(5,121)

SCHEDULE 2: Cash and Debt

The following presentation is provided to separately identify cash and debt information. ABH cash decreased $60 million during the second quarter due to cash used in operations primarily driven by seasonal working capital changes as well as increases in restricted cash held and capital expenditures, partially offset by net borrowings. ABH debt increased $20 million in the second quarter primarily due to borrowings on the mixed-use development credit facilities to support current capital projects.

(amounts in thousands)	March 31, 2024	June 30, 2024
ABH Cash (GAAP)(a)	$181,461	$121,239

Debt:
Baseball
League wide credit facility	$—	$—
MLB facility fund - term	30,000	30,000
MLB facility fund - revolver	40,825	40,250
TeamCo revolver	—	—
Term debt	162,119	162,119
Mixed-use development	350,428	370,908
Total ABH Debt	$583,372	$603,277
Deferred financing costs	(3,459)	(3,241)
Total ABH Debt (GAAP)	$579,913	$600,036

a)	Excludes restricted cash held in reserves pursuant to the terms of various financial obligations of $28 million and $40 million as of March 31, 2024 and June 30, 2024, respectively.

ATLANTA BRAVES HOLDINGS

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION

June 30, 2024 (unaudited)

	June 30,	December 31,
	2024	2023

	amounts in thousands,
	except share amounts
Assets
Current assets:
Cash and cash equivalents	$121,239	125,148
Restricted cash	40,117	12,569
Accounts receivable and contract assets, net of allowance for credit losses of $523 and $332, respectively	58,730	62,922
Other current assets	28,210	17,380
Total current assets	248,296	218,019

Property and equipment, at cost	1,149,681	1,091,943
Accumulated depreciation	(348,617)	(325,196)
	801,064	766,747

Investments in affiliates, accounted for using the equity method	107,321	99,213
Intangible assets not subject to amortization:
Goodwill	175,764	175,764
Franchise rights	123,703	123,703
	299,467	299,467

Other assets, net	117,669	120,884
Total assets	$1,573,817	1,504,330

Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$99,483	73,096
Deferred revenue and refundable tickets	146,281	111,985
Current portion of debt	137,673	42,153
Other current liabilities	4,733	6,439
Total current liabilities	388,170	233,673

Long-term debt	462,363	527,116
Finance lease liabilities	102,450	103,586
Deferred income tax liabilities	47,566	50,415
Pension liability	13,262	15,222
Other noncurrent liabilities	35,288	33,676
Total liabilities	1,049,099	963,688
Equity:
Preferred stock, $.01 par value. Authorized 50,000,000 shares; zero shares issued at June 30, 2024 and December 31, 2023	—	—
Series A common stock, $.01 par value. Authorized 200,000,000 shares; issued and outstanding 10,318,162 and 10,318,197 at June 30, 2024 and December 31, 2023, respectively	103	103
Series B common stock, $.01 par value. Authorized 7,500,000 shares; issued and outstanding 977,776 and 977,776 at June 30, 2024 and December 31, 2023, respectively	10	10
Series C common stock, $.01 par value. Authorized 200,000,000 shares; issued and outstanding 50,676,231 and 50,577,776 at June 30, 2024 and December 31, 2023, respectively	507	506
Additional paid-in capital	1,096,021	1,089,625
Accumulated other comprehensive earnings (loss), net of taxes	(7,429)	(7,271)
Retained earnings (deficit)	(576,539)	(554,376)
Total stockholders' equity	512,673	528,597
Noncontrolling interests in equity of subsidiaries	12,045	12,045
Total equity	524,718	540,642
Commitments and contingencies
Total liabilities and equity	$1,573,817	1,504,330

ATLANTA BRAVES HOLDINGS

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS INFORMATION

June 30, 2024 (unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2024	2023	2024	2023

	amounts in thousands,
	except per share amounts
Revenue:
Baseball revenue	$266,001	254,935	$287,971	272,496
Mixed-use development revenue	16,875	15,188	31,985	28,599
Total revenue	282,876	270,123	319,956	301,095
Operating costs and expenses:
Baseball operating costs	205,070	195,458	250,277	232,229
Mixed-use development costs	2,410	2,273	4,663	4,204
Selling, general and administrative, including stock-based compensation	33,351	33,675	60,444	60,523
Depreciation and amortization	17,109	19,250	31,991	33,929
	257,940	250,656	347,375	330,885
Operating income (loss)	24,936	19,467	(27,419)	(29,790)
Other income (expense):
Interest expense	(9,713)	(9,448)	(19,156)	(18,360)
Share of earnings (losses) of affiliates, net	11,622	11,462	13,249	10,659
Realized and unrealized gains (losses) on intergroup interests, net	—	(49,409)	—	(62,786)
Realized and unrealized gains (losses) on financial instruments, net	931	3,840	3,905	3,079
Other, net	2,217	3,316	3,986	4,157
Earnings (loss) before income taxes	29,993	(20,772)	(25,435)	(93,041)
Income tax benefit (expense)	(884)	(8,141)	3,272	6,152
Net earnings (loss)	$29,109	(28,913)	$(22,163)	(86,889)
Basic net earnings (loss) attributable to Series A, Series B and Series C Atlanta Braves Holdings, Inc. shareholders per common share	$0.47	(0.47)	$(0.36)	(1.41)
Diluted net earnings (loss) attributable to Series A, Series B and Series C Atlanta Braves Holdings, Inc. shareholders per common share	$0.46	(0.47)	$(0.36)	(1.41)

ATLANTA BRAVES HOLDINGS

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS INFORMATION

June 30, 2024 (unaudited)

	Six months ended
	June 30,
	2024	2023

	amounts in thousands
Cash flows from operating activities:
Net earnings (loss)	$(22,163)	(86,889)
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	31,991	33,929
Stock-based compensation	7,424	6,344
Share of (earnings) losses of affiliates, net	(13,249)	(10,659)
Realized and unrealized (gains) losses on intergroup interests, net	—	62,786
Realized and unrealized (gains) losses on financial instruments, net	(3,905)	(3,079)
Deferred income tax expense (benefit)	(2,801)	(7,014)
Cash receipts from returns on equity method investments	5,838	6,225
Net cash received (paid) for interest rate swaps	3,036	2,200
Other charges (credits), net	(1,480)	(3,754)
Net change in operating assets and liabilities:
Current and other assets	(8,574)	(14,338)
Payables and other liabilities	60,635	50,141
Net cash provided by (used in) operating activities	56,752	35,892
Cash flows from investing activities:
Capital expended for property and equipment	(57,432)	(29,700)
Investments in equity method affiliates and equity securities	(714)	—
Other investing activities, net	41	110
Net cash provided by (used in) investing activities	(58,105)	(29,590)
Cash flows from financing activities:
Borrowings of debt	33,405	15,815
Repayments of debt	(4,787)	(18,893)
Contribution from noncontrolling interest	—	11,289
Other financing activities, net	(3,626)	(4,756)
Net cash provided by (used in) financing activities	24,992	3,455
Net increase (decrease) in cash, cash equivalents and restricted cash	23,639	9,757
Cash, cash equivalents and restricted cash at beginning of period	137,717	172,813
Cash, cash equivalents and restricted cash at end of period	$161,356	182,570